Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference of our report dated March 7, 2007 relating to the consolidated financial statements of Nuera Communications, Inc. as of December 31, 2006, and for the period July 6, 2006 through December 31, 2006, that are included in the consolidated financial statements of AudioCodes, Ltd. as of and for the year ended December 31, 2006 in Form 20-F of AudioCodes Ltd. for the year ended December 31, 2007, in the following Registration Statements of AudioCodes Ltd.:

1.

Registration Statement on Form S-8 (File No. 333-11894) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F) and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan-US Employees (F),

2.

Registration Statement on Form S-8 (File No. 333-13268) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F), as amended, and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan-US Employees (F),

3.

Registration Statement on Form S-8 (File No. 333-105473) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F) and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan-US Employees (F),

4.

Registration Statement on Form S-8 (File No. 333-13378) pertaining to the AudioCodes Ltd. 2001 Employee Stock Purchase Plan Global Non-U.S. and the AudioCodes Ltd. 2001 U.S. Employee Stock Purchase Plan,

5.

Registration Statement on Form S-8 (File No. 333-144823) pertaining to the AudioCodes Ltd. 2001 U.S. Employee Stock Purchase Plan, as amended, and the AudioCodes Ltd. 2001 Employee Stock Purchase Plan Global Non-U.S., as amended, and

6.	Registration Statement on Form S-8 (File No. 333-144825) pertaining to the AudioCodes Ltd. 2007 U.S. Employee Stock Purchase Plan.

/s/ SQUAR, MILNER, PETERSON, MIRANDA AND WILLIAMSON, LLP

SQUAR, MILNER, PETERSON, MIRANDA AND WILLIAMSON, LLP

San Diego, California
June 20, 2008